THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SUCH SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$3,000,000 May 8, 2017

FOR VALUE RECEIVED, MOBILE HOME RENTAL HOLDINGS LLC, a North Carolina limited liability company (the "Company"), hereby promises to pay to the order of METROLINA LOAN HOLDINGS, LLC, a North Carolina limited liability company (the "Holder"), the principal amount of $3,000,000, plus interest on the unpaid principal outstanding under this Convertible Promissory Note (the "Principal Amount Outstanding") from and including the date of the first draw under this Note, compounded annually, at a rate equal to 18.0% per annum (as hereinafter more fully set forth) until paid in full. Subject to the conversion provisions and the extension provisions set forth in this Convertible Promissory Note (the "Note"), the Principal Amount Outstanding and all accrued interest thereon shall be due and payable on the second anniversary of the date of this Note (the "Maturity Date").

The Company shall have the right, commencing on the one year anniversary of the date on which at least $1,500,000 of the principal of this Note shall have been advanced (such anniversary being the "Lockout Date") and continuing until the Maturity Date, to prepay this Note in full by paying the Principal Amount Outstanding and all accrued interest thereon as of the date of such prepayment. Payments on this Note shall be interest only until the earlier of the Maturity Date (as it may be extended) or the date of prepayment.

The Holder may, upon receipt of (a) a written request executed by the Company and (b) payment by the Company of an extension fee equal to 0.5% of the Principal Amount Outstanding, extend the Maturity Date one (1) year. Upon such extension, the stated "Maturity Date" shall be deemed to be May 8, 2020.

Interest shall be computed based on a 360-day year of twelve 30-day months and actual days elapsed. Of the 18.0% per annum interest rate, (i) 10.0% per annum shall be paid in cash monthly on the last day of each calendar month (each an "Interest Payment Date") after the date of the first draw under this Note (excluding interest on any interest payable on any increased principal amount resulting from the capitalization of default interest as forth in clause (A) of the proviso below, which default interest shall all be added to the Principal Amount Outstanding of this Note rather than paid in cash) (the

"Cash Interest Rate") and (ii) 8.0% payable in kind per annum (the "PIK Interest Rate") and the interest accruing on the PIK Interest Rate ("PIK Interest") shall be added automatically to the Principal Amount Outstanding of this Note on each anniversary of this Note (each such addition with respect to this Note, a "Capitalized Interest Amount"), from the effective date hereof until the entire principal hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and such PIK Interest shall accrue and be payable on the Maturity Date; provided that (A) at any time an Event of Default has occurred and is continuing, then at the option of the Holder, the PIK Interest Rate shall be increased by 2.0% per annum effective as of the date upon which such Event of Default first occurred or such later date approved by the Holder, and (B) any such increase may thereafter be rescinded by the Holder in writing; provided further that in no event shall the amount payable as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. Subject to the conversion provisions set forth herein, all payments of principal and interest hereon shall be made in lawful money of the United States of America and at such place as directed by Holder, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period.

Notwithstanding the foregoing, in lieu of paying the PIK Interest in kind on any anniversary of this Note, the Company may at its option, upon not less than five (5) Business Days advance written notice to the holder hereof, pay such PIK Interest, in cash. Further, for the purpose of clarity, the PIK Interest which is due to added to the Principal Amount Outstanding on the Maturity Date shall be deemed to have been added prior to any payoff of this Note on the Maturity Date. The Company shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of any other amounts payable hereunder, or otherwise) prior to 1:00 PM (Eastern Time) on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Holder, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Holder at its office set forth on the signature page hereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in US Dollars.

Any securities issued upon conversion of this Note will be issued only to the Holder and no other person or entity. This Note shall be transferable at the option of Holder and Company shall cooperate with Holder and any other Person and deliver any requested customary documentation, registrations and opinions in connection with any such transfer.

1. Conversion and Payment of Note.

(a) Conversion at Option of Holder; Option to Purchase Shares.

(i) Conversion at Option of Holder. Holder shall have the right and option, exercisable in the manner and during the periods described herein, to demand that all, and not less than all, of the unpaid principal of the Note be converted into a number of common shares of membership interest of the Company ("Shares") which shall constitute, as of the date of the Conversion Notice (as defined below), an amount equal to the amount of principal drawn on the Note (not including accrued interest) divided by $3,000,000 (the "Percent of Original Principal Drawn") times 10% (the "Conversion Interest") of the ownership of the Company, provided, however, that notwithstanding the foregoing, the number of Shares the Holder is entitled to receive pursuant to this Section 1(a)(i) shall not exceed 10% of the total number of issued and outstanding Shares of the Company; and provided further, that if such conversion occurs after consummation of a merger or other going public transaction (each a "Merger Transaction"), Holder shall receive the Conversion Interest of the shares and other consideration that the owners of the Company received in connection with the Merger Transaction (the "Merger Consideration"). Such right and option may be exercised by Holder at any time prior to the Maturity Date (as it may be extended). Holder may exercise such conversion right by surrendering and delivering this Note to the Company accompanied by a written notice (the "Conversion Notice") to the Company indicating that Holder elects to cause the conversion of this Note in accordance with the provisions of this Section 1(a).

For the purpose of clarity, Company acknowledges and agrees that (A) there are no (and there shall not be any) preferred shares of membership interest of the Company, (B) there will be no other financings of the Company and the Company will not be permitted to incur any additional indebtedness (other than indebtedness utilized to immediately repay this Note in full), (C) the Company shall not be sold in whole or in part, and (D) there will be no dilutive (or non-dilutive) cash infusions in or to the Company, in each case, without the prior written consent of Holder.

Notwithstanding the foregoing provisions of this Section 1(a)(i), the Company may only consummate a Merger Transaction through merger, exchange transaction or other appropriate mechanism without the prior written consent of the Holder so long as the Company and/or its shareholders retain no less than 91% of the total issued and outstanding equity interests in the public entity resulting from the Merger Transaction after all payments and distributions required by the Merger Transaction have been made.

(ii) Option to Purchase Shares. The Holder shall also have an option (exercisable in its sole discretion) (the "Option") to purchase either, (A) if the Note was converted pursuant to Section 1(a)(i), 10% minus the Conversion Interest, or (B) if the Note was not so converted, 10%, of either, as applicable, (Y) the ownership of the Company (if the Merger Transaction has not occurred), or (Z) the Merger Consideration (if the Merger Transaction has occurred), in either case, for a purchase price of $3,000,000 minus the value of the outstanding principal of the Note converted into equity pursuant to Section 1(a)(i) (which purchase price, in Holder's discretion, may be structured as cash or debt forgiveness), which Option shall terminate on the later of (I) the Business Day immediately following the calendar date that is three (3) years after the Lockout Date and (II) the Maturity Date (as such date may be extended pursuant to the terms of this Note). Notwithstanding anything to the contrary in any Note Document, the Holder's rights under this clause (ii) shall survive repayment of the Note and the termination of the Note Documents.

(iii) Aggregate Limit. For the purpose of clarity and notwithstanding the foregoing provisions of this Section 1(a), Holder shall not, in exchange for exercising both its option to convert pursuant to Section 1(a)(i) and its Option pursuant to Section 1(a)(ii), receive more than 10% in the aggregate of (A) the total issued and outstanding Shares of the Company, or (B) the Merger Consideration.

(b) Further Assurances in Connection with Conversion; Power of Attorney. Upon a conversion of this Note into Shares pursuant to Section 1(a), the Holder shall, upon delivery of the Conversion Notice, (i) surrender this Note, duly endorsed, to the Company for cancellation on the Company's books and records and (ii) execute and deliver to the Company a counterpart signature page or joinder to that certain Limited Liability Company Operating Agreement for Mobile Home Rental Holdings LLC dated as of October 18, 2016 by and among the Company and the members party thereof (as amended, restated, supplemented or otherwise modified from time to time, the "Operating Agreement") and any other reasonable documents, instruments and agreements executed and delivered by other equity holders, if applicable. Upon the full conversion of this Note in accordance with the terms and conditions of this Section 1, the Company shall, automatically and without any further action being required by any party, be released, and the Holder hereby agrees that it shall be deemed to have released the Company, from all of the Company's obligations and liabilities under this Note, other than those obligations and liabilities which expressly survive conversion. To the extent reasonably required to effectuate the provisions of Section 1(a) or this Section 1(b), the Holder hereby names and appoints the Manager of the Company as the Holder's attorney-in fact, and gives them full power and authority, in place of the Holder, to complete, execute, deliver, file and/or record, on behalf of the Holder, any and all documents, instruments, certificates, endorsements, powers, assignments, cancellations and agreements that the Holder is reasonably obligated to execute and deliver in connection with any conversion of this Note. The foregoing limited power of attorney is a power coupled with an interest, is irrevocable and survives the Holder's incompetency

and shall not terminate upon the disability of the Holder, may be exercised by the attorney-in-fact by a facsimile signature or by listing the name of the Holder with the signature of any attorney-in-fact as the attorney-in-fact for the Holder, survives the conversion of the Note and empowers the attorney-in-fact to act to the same extent for any successor of the Holder.

(c) Certain Defined Terms.

(i) Business Day. As used herein, "Business Day" means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City or Charlotte, North Carolina.

(ii) Note Documents. As used herein, "Note Documents" shall mean, in each case as such documents may be amended from time to time pursuant to the terms thereof, (A) this Note, (B) that certain Collateral Assignment, Pledge and Security Agreement, dated as of the date hereof, made by Raymond M. Gee, a resident of Mecklenburg County, North Carolina ("Gee"), and Company in favor of Holder, (C) that certain Collateral Assignment of Life Insurance Policy given by Gee to Holder, (D) that certain Conditional Purchase Agreement by and between Gee and Holder, and (E) all documents delivered to Holder in connection with any of the foregoing (including without limitation each Draw Request). This Note is secured by, inter alia, the Note Documents referenced in the foregoing clauses (B) – (E). For the purpose of clarity, neither the Operating Agreement nor any other documentation evidencing the equity interest received by Metrolina Loan Holdings, LLC on the date hereof will be considered a Note Document.

(iii) Person. As used herein, "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, any governmental authority or any other entity.

2. Events of Default. This Note shall at the election of the Holder become immediately due and payable without notice or demand at any time after any of the following events of default (each an "Event of Default"): (i) the liquidation, termination of existence, dissolution, insolvency or business failure of the Company, or the appointment of a receiver or custodian for the Company or any material part of its property; (ii) the institution by or against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or, and if against the Company, such proceedings are not discharged within sixty days; (iii) the Company's failure to pay principal or interest under this Note when due; (iv) the Company's failure to pay any amounts (other than principal or interest) under this Note when due (e.g. fees, expenses) and such failure shall remain unremedied for ten (10) days after the earlier of (a) the Company or any officer or manager of the Company becoming aware of such failure, or (b) notice thereof shall have been given to the Company by the Holder; (v) the authorization of additional Shares of the Company, or any dilution of Holder's interest in the Company (other than pursuant to a permitted Merger Transaction), in either case, without Holder's prior written consent; or (vi) any other

default or event of default under any of the Note Documents beyond any applicable cure period (provided that, if no cure period is expressly stated in such Note Document and such default or event of default is not otherwise addressed in clauses (i) – (v) of this definition, then such other default or event of default not be an Event of Default under this Note unless and until such default or event of default shall remain unremedied for ten (10) days after the earlier of (a) the Company or any officer or manager of the Company becoming aware of such failure, or (b) notice thereof shall have been given to the Company by the Holder).

3. Acceleration. Upon the occurrence of an Event of Default, the Holder shall have the right to cause the entire unpaid principal balance, together with all accrued and unpaid interest thereon, reasonable attorneys' fees and all fees, charges, costs and expenses, if any, owed by the Company pursuant to this Note, to become immediately due and payable in full by giving written notice to the Company.

4. Participation Rights. The Holder shall have a right of first refusal to purchase its pro rata share of all debt or equity securities ("Future Securities") issued by the Company in consideration of money loaned or paid to the Company after the date of this Note that the Company may, from time to time, propose to sell and issue after the date hereof subject to the last sentence of Section 1(a); provided, however, that notwithstanding anything otherwise herein contained, this right of first refusal and the procedures described below shall not apply to an issue of Future Securities if the proceeds of such are actually applied to the payment of this Note in full on the date of such issuance. Holder's "pro rata share" as of any given time is equal to the ratio of (a) the number of Shares into which this Note is then convertible pursuant to Section 1(a), and (b) the sum of (i) the number of issued and outstanding Shares plus (ii) the number of Shares for or into which all outstanding options, warrants, and convertible debt and equity securities of the Company are then exercisable or convertible (ignoring any vesting or other conditions on such exercise or conversion, and including this Note). To the extent Holder owns any equity interest in the Company on or prior to the date that Future Securities are issued, such equity interest shall be included when calculating the Holder's "pro rata share." In the event the Company approves the issuance of any Future Securities, the Company shall deliver written notice (the "Rights Notice") of such issuance to the Holder describing the Future Securities, the proposed price thereof and the general terms and conditions upon which the Company proposes to issue such Future Securities and it is understood and agreed that no such issuance may be effected without Holder's prior written approval. Following delivery to the Company by Holder of its written approval of such issuance, the Holder shall have thirty (30) days from the date of its written approval in order to elect to purchase all or any portion of the Holder's pro rata share of the Future Securities for the price and upon the terms and conditions specified in the Rights Notice by giving written notice to the Company and stating therein the number or amount of Future Securities to be purchased. As a condition to any purchase of Future Securities hereunder, the Holder shall execute and deliver to the Company a counterpart signature page or joinder to the Operating Agreement and/or any reasonable subscription, purchase and other agreements, documents, and instruments executed and delivered by other purchasers of the Future Securities.

5. Expenses of Collection. The Company agrees to pay the Holder's costs in collecting and enforcing this Note after an Event of Default, including reasonable attorneys' fees and disbursements.

6. Waiver by Holder. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of, or delay or omission on the part of the Holder in exercising, any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

7. Notice. Any notice or other communication required or permitted under this Note shall be in writing and shall be sent by manual delivery, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

8. No Set-Off or Counterclaim. All payments by the Company under this Note shall be made without set-off or counterclaim.

9. Company's Waiver. The Company hereby waives presentment, and protest, dishonor and nonpayment of this Note, and all other notices of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder hereof with respect to the time of payment or any other provision hereof.

10. Holder's Securities Laws Representations. As a material inducement to the Company to sell this Note to the Holder, the Holder hereby represents and warrants to the Company as follows:

(a) the Holder is acquiring this Note and any securities into which this may be converted (this note and such securities being, collectively, the "Securities") for its, his or her own account for investment purposes only and not with a view to or for the resale, distribution, subdivision or fractionalization of the Securities, and has no contract, understanding, undertaking, agreement or other arrangement of any kind with any person or entity to sell, transfer, pledge or in any way alienate to or for the benefit of any person or entity any of the Securities, nor does the Holder intend to enter into any such arrangement.

(b) The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any other securities laws. The Securities are subject to restrictions on transfer and resale set forth under the Securities Act and under other applicable securities laws. No Securities may be sold, assigned or otherwise transferred unless a registration statement under the Securities Act is in effect and such sale shall have complied with all other applicable securities laws or such sale is

exempt from the Securities Act and such other securities laws.

(c) The Holder understands that no present market exists for the Securities and no assurance is given as to either the establishment or the maintenance of any such market in the future.

(d) The Holder understands that he or she will be required to bear the financial risks of investment in the Securities for an indefinite period of time and that no assurance, representation or warranty has been given to the Holder as the merits of an investment in the Securities.

(e) The Holder is sophisticated in business and financial matters, has the knowledge and experience to evaluate the merits and risks of an investment in the Securities, and is able to bear the loss of his or her entire investment in the Securities.

(f) The Holder has had the opportunity to consult with legal counsel to discuss this Note and an investment in the Securities.

(g) The Holder is an "accredited investor," as such term is defined in Regulation D of the Securities Act.

11. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

12. No Impairment. The Company will not, by amendment of the Operating Agreement or the Company's Certificate of Formation or through reorganization, consolidation, merger, dissolution, sale of assets or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limitation of the foregoing, the Company covenants that at such time as this Note is to be converted into Company Shares, the Company will take all required actions to authorize and issue a sufficient number of Shares of common stock or any other securities as may be necessary to enable the Note to become convertible and exercisable on the terms contained herein or therein at the time specified herein or therein.

13. Assignment. The Company not may assign its rights, interests and obligations under this Note without the prior written consent of the Holder. This Note shall bind and shall inure to the benefit of the parties and their heirs, legatees, executors, administrators, successors and assigns.

14. Counterparts. This Note may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

15. Governing Law. North Carolina law (without regard to any jurisdiction's conflict or choice of laws principles) exclusively governs the interpretation, construction and enforcement of this Note and all other matters based upon, arising out of or relating in any way to this Note (including all controversies, disputes, claims and causes of action arising out of or relating to this Note or the breach of this Note.

16. Debtor-Creditor Relationship; Condition to Funding. The Holder shall in no event be construed for any purpose to be a member, partner, stockholder, joint venturer or associate of the Company by virtue of this Note, nor shall the Holder have, prior to any conversion of this Note in compliance with the terms hereof, any rights as a member or holder of Units or equity securities of the Company solely by virtue of this Note, it being the sole intention of the parties to establish a relationship of debtor and creditor in this Note and the other Note Documents. Without limitation of the foregoing, as a condition to the effectiveness of this Note, Metrolina Loan Holdings, LLC shall have been admitted as a member of the Company in conjunction with the amendment of the Operating Agreement on the date hereof such that Metrolina Loan Holdings, LLC shall have received 5% of the ownership of the Company.

17. Complete Agreement. This Note embodies the final agreement between the parties and is the complete and exclusive expression of the parties' agreement on the matters contained in this Note. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Note are merged into and superseded by this Note.

18. Interpretation. The terms "including," "include," "includes," "for example" and the like when appearing in this Note are not intended as terms of limitation and, therefore, are deemed followed by "without limitation." Use of the term "herein," "hereof," "hereto," "hereunder" and the like in this Note refer to this Note as a whole, and not to the specific paragraph, section or subsection of this Note in which such term appears.

19. Purpose and Conditions to Usage. The parties hereto agree that, although the Company may receive the Note proceeds on or after the date hereof, the Company shall not use any Note proceeds for any investment (or any other purpose whatsoever) until the Company has funded at least 10% of such investment with an equity infusion separate and apart from this Note. The Company shall provide evidence to Holder of such equity investment (and such evidence must be in form and substance satisfactory to Holder) prior to such usage. As of the date hereof, the Company has provided evidence satisfactory to Holder of the Company's minimum 10% investment in (a) Butternut MHP Land LLC and Butternut MHP Homes LLC, each a Delaware limited liability company, and (b) Pecan Grove MHP LLC, a North Carolina limited liability company. Notwithstanding anything to the contrary herein, in no event shall the Company allow or cause (i) any indebtedness to be placed at any Person comprising an investment or (ii)

Note proceeds to be used to repay the 10% equity investments (and such 10% equity must be maintained at all times during the term of this Note), in each case, without the prior written consent of Holder. The proceeds of this Note shall be available in multiple draws (in a minimum of at least $100,000 unless such draw is for the entire remaining undisbursed principal) but this Note is not a revolving note and no amount prepaid or repaid will be available for borrowing. The Company shall provide Holder with at least five (5) Business Days' written notice of the amount and date of any requested draw of Note proceeds (each a "Draw Request"). Unless notice for a Draw Request is provided to Holder as set forth in Section 7 above, a Draw Request notice that is provided by email is acceptable provided that such email shall only include the amount and date of the requested draw, along with wire instructions for the disbursement (and, if not previously provided to Holder, evidence related to satisfaction of the other requirements set forth in this Section 19).

20. Offer of Note. Subject to accuracy of the Holder's representations and warranties in Section 10, the Company represents to the Holder that (i) during the six-month period ending on the commencement of the offer of the Note and concurrently with the offering of the Note, neither Company, its Rule 501 affiliates nor any Person acting on its or any of their behalf, directly or indirectly, offered any securities of the same or a similar class as the Note or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, any Person other than the Holder and less than 15 other Persons; (ii) no registration of the Note pursuant to the provisions of the Securities Act or the state securities "blue sky" laws will be required for the offer, sale or issuance of the Note by the Company to the Holder pursuant to this Note and it has not taken and will not take any action which would bring the issuance and sale of the Note within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any such Laws; (iii) it has not dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Note; and (iv) the Note is being offered and sold only to "accredited investors" (as defined in Rule 501 under the Securities Act) and to Persons pursuant to Rule 701 under the Securities Act.

[*Remainder of page intentionally left blank; signature page follows*]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

COMPANY:

MOBILE HOME RENTAL HOLDINGS LLC,
a North Carolina limited liability company

By: ______________________________

Name: Raymond M. Gee

Title: Manager

Address for notices: 136 Main Street
Pineville, NC 28134

HOLDER:

METROLINA LOAN HOLDINGS, LLC,
a North Carolina limited liability company

By: ______________________

Name: R. Joseph Jackson

Title: Manager

Address for notices: 108 Gateway Boulevard
Suite 104
Mooresville, NC 28117